Exhibit 10.1

*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.
CHANGE ORDER FORM
Potable Water Bypass Line and Pipe Installation Tie-In at 135-A Metering Station

PROJECT NAME: Sabine Pass LNG Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: November 11, 2011	CHANGE ORDER NUMBER: CO-00044 DATE OF CHANGE ORDER: December 17, 2015

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

1.
Parties agree Bechtel will make a modification to the potable water system to bypass the UV and Sodium Hypochlorite injection system and source the water for the potable water distribution directly from the City of Port Arthur water pipeline. Exhibit A of this Change Order depicts these changes.

2.	Parties agree Bechtel will make design revisions to the Troy supply side of the Feed Gas interface west of 135A01 as shown in Exhibit B of this Change Order.

3.	The overall cost breakdown for this Change Order is detailed in Exhibit C.

4.	Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit D of this Change Order.

Adjustment to Contract Price

The original Contract Price was		$3,900,000,000
Net change by previously authorized Change Orders (#0001-00043)	$	***
The Contract Price prior to this Change Order was	$	***
The Contract Price will be (increased) by this Change Order in the amount of	$	***
The new Contract Price including this Change Order will be		$4,115,447,859

Adjustment to dates in Project Schedule
The following dates are modified (list all dates modified; insert N/A if no dates modified): No impact to Project Schedule.

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule: Yes. See Exhibits C and D

Adjustment to Minimum Acceptance Criteria: N/A

Adjustment to Performance Guarantees: N/A

Adjustment to Design Basis: N/A

Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:
[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials:
/s/ JJ Contractor /s/ EL Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ Ed Lehotsky	/s/ JT Jackson
Owner	Contractor
Ed Lehotsky	JT Jackson
Name	Name
VP LNG Projects	Sr. Vice President
Title	Title
January 20, 2016	December 17, 2016
Date of Signing	Date of Signing